SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2009 (February 25, 2009)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

        (Address of principal executive offices)                                                                     (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On February 25, 2009, Tri-S Security Corporation (the “Company”) issued to an accredited investor: (i) a promissory note with a principal amount of $100,000, which is convertible into shares of the Company’s common stock at a conversion price of $1.75 per share, accrues interest on the principal amount at a rate of 14% per annum and matures on November 13, 2010 (the “Note”); and (ii) a five-year warrant to purchase 10,417 shares of the Company’s common stock at an exercise price of $0.70 per share (the “Warrant”). The investor agreed to accept the Note and Warrant (collectively, the “Securities”) in full repayment of the 10% convertible promissory note with an outstanding principal amount of $100,000, which matured in October 2008, previously issued by the Company to the investor.

The Securities were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”). The Company based such reliance upon representations made by the investor regarding the investor’s investment interest, sophistication and status as an “accredited investor,” as defined in Rule 501 of Regulation D, among other things.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: March 3, 2009